SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

Collegiate Funding Services, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	000-50846 (Commission File Number)	04-3649118 (I.R.S. Employer Identification Number)

10304 Spotsylvania Avenue
Suite 100
Fredericksburg, Virginia 22408
(Address of principal executive offices)

Registrant’s telephone number, including area of service (540) 374-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective December 15, 2004, Bruce J. Rubin voluntarily resigned from the Board of Directors of Collegiate Funding Services, Inc. (the “Company”).

(d) On December 15, 2004, the Board of Directors appointed Mr. Nassos Michas to the Board of Directors of the Company, effective immediately. Mr. Michas, former president and chief executive officer of Robeco USA, Inc. and a former executive of Merrill Lynch & Co., Inc., was appointed to a term expiring at the Company’s 2005 Annual Meeting of Shareholders. Mr. Michas will serve on the Board of Director’s audit, compensation and nominating and corporate governance committees. Mr. Michas has been designated as the “Audit Committee Financial Expert” for purposes of SEC rules and NASDAQ standards. There are no arrangements or understandings between Mr. Michas and any other persons pursuant to which Mr. Michas was selected as a director. There have been no transactions since the beginning of the Company’s last fiscal year, or any proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Michas, or any member of his immediate family, has or will have a direct or indirect material interest.

On December 17, 2004, the Company issued a press release announcing that Mr. Michas has been appointed to the Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Exhibits

(c) Exhibits

Exhibit No.	Exhibit Description
99.1	Press release dated December 17, 2004

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Signature

Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLLEGIATE FUNDING SERVICES, INC. (Registrant)
Date: December 17, 2004	By:	/s/ J. Barry Morrow
		Name:	J. Barry Morrow
		Title:	Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description
99.1	Press release dated December 17, 2004

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